As filed with the Securities and Exchange Commission on November 20, 2008

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

CRIMSON EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3037840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

717 Texas Avenue, Suite 2900 Houston, Texas 77002 (713) 236-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2005 Stock Incentive Plan

(Full title of the plan)

E. JOSEPH GRADY Senior Vice President and Chief Financial Officer 717 Texas Avenue, Suite 2900 Houston, Texas 77002 (713) 236-7400
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	1,000,000 shares(2)	$4.20(3)	$4,200,000	$166.00
(1)

Pursuant to Rule 416(a) under the Securities Act, there are also registered hereby additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(2)

Shares of the common stock of Crimson Exploration Inc. available for grant under the Amended and Restated 2005 Stock Incentive Plan. The registrant previously registered on Form S-8, Registration Statement No. 333-151902, 2,791,428 shares available for grant under the 2005 Stock Incentive Plan.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act. Calculated on the basis of the average of the highest and lowest sale prices of the common stock on November 17, 2008, as reported by NASDAQ.

EXPLANATORY NOTE

Crimson Exploration Inc. (the “Company” or the “Registrant”) is filing this registration statement in accordance with Instruction E to Form S-8 to register additional shares of the Company’s common stock, par value $0.001, that may be issuable pursuant to its Amended and Restated 2005 Stock Incentive Plan, for which the Company previously filed a registration statement with the Securities and Exchange Commission (the “Commission”) on June 25, 2008 (Registration Statement No. 333-151902), as amended on September 5, 2008.

The contents of the Company’s original Registration on Form S-8, Registration Statement No. 333-151902, are incorporated by reference, except as revised herein.

ITEM 1.	PLAN INFORMATION

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employee participants in the 2005 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and other documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b), or additional information about the Amended and Restated 2005 Stock Incentive Plan are available without charge by contacting:

Crimson Exploration Inc.

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: E. Joseph Grady

(713) 236-7400

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Commission are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed March 31, 2008, and as amended on Form 10-K/A August 8, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed November 12, 2008
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 12, 2008, and as amended on Form 10-Q/A August 14, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 14, 2008;
•	Our Current Report on Form 8-K filed September 11, 2008 pursuant to items 5.02 and 9.01;
•	Our Current Report on Form 8-K filed September 4, 2008 pursuant to items 5.02 and 9.01;
•	Our Current Report on Form 8-K filed July 10, 2008 pursuant to item 5.02;
•	Our Current Report on Form 8-K filed June 26, 2008 pursuant to items 8.01 and 9.01;
•	Our Current Report on Form 8-K filed June 4, 2008 pursuant to items 2.01, 2.03 and 9.01;
•	Our Current Report on Form 8-K filed May 2, 2008 pursuant to item 1.01;
•	Our Current Report on Form 8-K filed February 4, 2008 pursuant to item 5.02;
•	Our Current Report on Form 8-K filed January 24, 2008 pursuant to item 3.02;
•	Our Current Report on Form 8-K filed January 9, 2008 pursuant to (and solely with respect to) items 8.01 and 9.01 (exhibits 99.2 and 99.3);
•	Our Current Report on Form 8-K filed May 15, 2007 pursuant to items 1.01, 2.01, 2.03, 3.02, and 9.01, as amended by our Current Report on Form 8-K/A filed July 23, 2007 pursuant to item 9.01; and
•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed July 26, 2005, including any amendment or report filed for the purpose of updating such description.

The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

All reports subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.	EXHIBITS.
Number	Description
4.1

Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc.(1)

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (2)
4.3	Bylaws of Crimson Exploration Inc.(1)
4.4	Form of Common Stock Certificate(1)
4.5	Form of 2005 Stock Incentive Plan Stock Option Agreement(3)
4.6	Form of 2005 Stock Incentive Plan Restricted Stock Award(4)
4.7	Form of 2005 Stock Incentive Plan Restricted Stock Award for Executive Officers(5)
4.8	Amended and Restated 2005 Stock Incentive Plan(6)
5	Opinion of Akin Gump Strauss Hauer & Feld LLP, filed herewith
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP, included as part of Exhibit 5
23.2	Consent of Grant Thornton LLP, filed herewith
23.3	Consent of KPMG LLP, filed herewith
23.4	Consent of Netherland, Sewell & Associates, Inc., filed herewith
24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2)	Incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006.
(3)	Incorporated by reference to the exhibits to Amendment No. 1 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed April 27, 2006.
(4)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 21, 2005.
(5)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed September 11, 2008.
(6)	Incorporated by reference to Exhibit A to our Definitive Information Statement filed September 25, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, State of Texas, on the 20th day of November, 2008.

CRIMSON EXPLORATION INC.

By:	/s/ Allan D. Keel
Allan D. Keel

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Allan D. Keel and E. Joseph Grady as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments or supplements to this Registration Statement on Form S-8, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan D. Keel	President, Chief Executive Officer	November 20, 2008
Allan D. Keel	and Director

/s/ E. Joseph Grady	Senior Vice President and	November 20, 2008
E. Joseph Grady	Chief Financial Officer

/s/ Terence Lynch	Chief Accounting Officer	November 20, 2008
Terence Lynch

/s/ B. James Ford	Director	November 20, 2008
B. James Ford

/s/ Adam C. Pierce	Director	November 20, 2008
Adam C. Pierce

/s/ Lee B. Backsen	Director	November 20, 2008
Lee B. Backsen

/s/ Lon McCain	Director	November 20, 2008
Lon McCain

EXHIBIT INDEX

Number	Description
4.1

Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc.(1)

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (2)
4.3	Bylaws of Crimson Exploration Inc.(1)
4.4	Form of Common Stock Certificate(1)
4.5	Form of 2005 Stock Incentive Plan Stock Option Agreement(3)
4.6	Form of 2005 Stock Incentive Plan Restricted Stock Award(4)
4.7	Form of 2005 Stock Incentive Plan Restricted Stock Award for Executive Officers(5)
4.8	Amended and Restated 2005 Stock Incentive Plan(6)
5	Opinion of Akin Gump Strauss Hauer & Feld LLP, filed herewith
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP, included as part of Exhibit 5
23.2	Consent of Grant Thornton LLP, filed herewith
23.3	Consent of KPMG LLP, filed herewith
23.4	Consent of Netherland, Sewell & Associates, Inc., filed herewith
24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2)	Incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006.
(3)	Incorporated by reference to the exhibits to Amendment No. 1 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed April 27, 2006.
(4)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 21, 2005.
(5)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed September 11, 2008.
(6)	Incorporated by reference to Exhibit A to our Definitive Information Statement filed September 25, 2008.

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